UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2003

Zhone Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32743	22-3509099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Oakport Street Oakland, California 94621	94621
(Address of principal executive offices)	(Zip Code)

(510) 777-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On November 26, 2003, Zhone Technologies, Inc. issued a press release announcing that the company reached an agreement with three former Tellium executives regarding their separation from the company. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of Zhone Technologies, Inc. dated November 26, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONE TECHNOLOGIES, INC.

Date: November 26, 2003	By:	/s/ MORTEZA EJABAT

Morteza Ejabat Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Zhone Technologies, Inc. dated November 26, 2003.